UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 29, 2012 (October 25, 2012)

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland		20814
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Pebblebrook Hotel Trust (the “Company”) issued a press release on October 25, 2012 announcing that it has acquired the 196-room Hotel Palomar located in San Francisco, California. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
A copy of materials about this property that the Company intends to distribute is furnished as Exhibit 99.2 to this Current Report on Form 8-K. Additionally, the Company has posted those materials in the investor relations section of its website at www.pebblebrookhotels.com.
Item 8.01. Other Events.

On October 25, 2012, a subsidiary of the Company completed its acquisition of a leasehold interest in the 196-room Hotel Palomar located in San Francisco, California (the “Hotel”) for $58.0 million from a group of unaffiliated third parties. The purchase price includes the assumption of a $27.2 million first mortgage loan on the Hotel, which bears a fixed interest rate of 5.94% per annum, with monthly payments of principal and interest through August 2017, and the balance due on September 1, 2017. The cash portion of the purchase price for the Hotel was funded entirely with available cash.
The subsidiary assumed the lease for the Hotel (the “Hotel Lease”) with Jamestown Premier Pacific Place, L.P., an unaffiliated third party, as landlord. Pursuant to the Hotel Lease, which expires on June 30, 2097, the subsidiary is required to pay an annual fixed rent (base rent plus basement rent) (collectively, the “Fixed Rent”) and percentage rent based on food and beverage revenues of the Hotel (“F&B Revenues”), ranging from 0% to 12% of F&B Revenues depending on the amount of such revenue, and gross revenues of the Hotel, excluding parking and food and beverage revenues (“Gross Revenues”), ranging from 12% to 18% of Gross Revenues depending on the amount of such revenue. The Fixed Rent, approximately $1.6 million for 2012, will increase annually by the percentage change in the consumer price index (“CPI”), but in no event by less than 2% or more than 4%. The percentage rent is the sum of the applicable revenues multiplied by the applicable percentages minus the Fixed Rent.
The Hotel will continue to be managed by Kimpton Hotel & Restaurant Group, LLC, the Hotel's current manager.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued October 25, 2012.
99.2	Materials about the Hotel Palomar San Francisco.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

October 29, 2012	By:	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued October 25, 2012.
99.2	Materials about the Hotel Palomar San Francisco.